                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report: March 13, 1998
Date of earliest event reported: March 4, 1998
                                ----------------


                                  Newcor, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                         1-5985                38-0865770
      ---------------                  -------------        -------------------
      (State or other                  (Commission            (IRS Employer
jurisdiction of incorporation)          File Number)        Identification No.)



1825 S. Woodward Avenue, Suite 240, Bloomfield Hills, MI    48302
--------------------------------------------------------  ----------
(Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code (248) 253-2400
                               ----------



-----------------------------------------------
(Former name or former address, if changed since last report)

ITEM 2       ACQUISITION OR DISPOSITION OF ASSETS

On March 4, 1998, Newcor, Inc. (the "Company") purchased the stock of Grand Machining Company, Deco Technologies, Inc. and Deco International, Inc. collectively, ("Deco") for $54.85 million in cash, subject to certain net book value adjustments. Deco manufactures high volume, precision machined components and assemblies for the medium and heavy duty truck and automotive industries. Deco's products include rocker arm components and assemblies, transmission shafts, axle shafts and thrust plates. Deco has production facilities located in Royal Oak, Michigan and Troy, Michigan.

On March 4, 1998, the Company also purchased the stock of Turn-Matic, Inc. ("Turn-Matic") for $17.0 million in cash, subject to certain net book value adjustments. Contingent consideration of up to $3.5 million may be paid if profitability achieves certain levels over the next five years. Turn-Matic manufactures high volume, precision machined components and assemblies for the automotive industry. Turn-Matic's products include oil filter adapters, main bearing caps and intake and exhaust manifolds. Turn-Matic has a production facility located in Clinton Township, Michigan.

See the press release dated March 5, 1998, filed as Exhibit 99(b), for additional information on the previously reported Machine Tool & Gear, Inc. ("MT&G"), acquisition, the Deco and Turn-Matic acquisitions and the effect of the acquisitions on the Company.

All of the acquisitions were financed with the proceeds of the Notes described below. The prices for the acquisitions were determined by negotiation.

ITEM 5 OTHER EVENTS-SENIOR SUBORDINATED NOTES OFFERING

See the press release dated February 27, 1998, filed as Exhibit 99(a), announcing that the Company had entered into an agreement to privately place $125 million principal amount of its 9.875% Senior Subordinated Notes due 2008 (the "Notes").

The Company completed the Notes offering on March 4, 1998.

ITEM 7     FINANCIAL STATEMENTS AND EXHIBITS:

The following financial statements, pro forma financial information and exhibits are filed as a part of this report.

(a)       Financial statements of the businesses acquired:


         ITEM                                                                                             PAGE
         Financial statements of Deco
           Report of Independent Accountants                                                                4
           Combined Balance Sheets as of December 31, 1996, 1995 and 1994                                   5
           Combined Balance Sheet as of September 30, 1997                                                  6
           Combined Statements of Income and Retained Earnings for the years ended December 31,
             1996, 1995 and 1994                                                                            7
           Combined Statements of Income and Retained Earnings for the nine-months ended
             September 30, 1996 and 1995                                                                    8
           Combined Statements of Cash Flows for the years ended December 31, 1996, 1995 and 1994           9
           Condensed Combined Statements of Cash Flows for the nine-months ended September 30,
             1997 and 1996                                                                                 10
           Notes to Financial Statements                                                                   11

         Financial statements of Turn-Matic, Inc.
           Report of Independent Accountants                                                               16
           Balance Sheets as of September 30, 1997 and December 31, 1997                                   17
           Statements of Income and Retained Earnings for the year ended September 30, 1997 and
             for the three months ended December 31, 1997 and 1996                                         18
         Statements of Cash Flows for the year ended September 30, 1997 and for the three months
             ended December 31, 1997 and 1996                                                              19
         Notes to Financial Statements                                                                     20

(b)      Pro forma financial information:

         ITEM
         Unaudited Pro Forma Condensed Consolidated Financial Data:
           Unaudited Pro Forma Consolidated Statement of Income                                            23
           Unaudited Pro Forma Condensed Consolidated Balance Sheet                                        24
           Notes to Unaudited Pro Forma Condensed Consolidated Financial Data                              25


The unaudited pro forma consolidated statement of income for the fiscal year ended October 31, 1997 gives pro forma effect to the MT&G (for further information on MT&G, see Form 8-K dated January 6, 1998 and Form 8-K/A dated March 6, 1998.), Deco and Turn-Matic acquisitions and the issuance of the Notes, as if they occurred on November 1, 1996, and the results for the MT&G, Deco and Turn-Matic acquisitions were included for the twelve months ended September 30, 1997. The unaudited pro forma condensed consolidated balance sheet gives pro forma effect to the MT&G, Deco and Turn-Matic acquisitions and the issuance of the Notes as if they had occurred on October 31, 1997. Each of the acquisitions will be accounted for by the purchase method of accounting.

The pro forma financial statements do not purport to be indicative of the results of operations or financial position that actually would have occurred had the MT&G, Deco and Turn-Matic acquisitions been completed as of the assumed dates and for the period presented, or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the historical financial statements of Newcor, Inc. and the historical financial statements of MT&G, Deco and Turn-Matic.


(c) Exhibits in accordance with the provisions of Item 601 of Regulation S-K:

EXHIBIT NO.                     DESCRIPTION
-----------                     -----------
   1.                           Purchase Agreement dated February 27, 1998 among the Company, the subsidiary guarantors (as defined therein), and the initial purchasers of the Notes

   4.(a)                        Indenture dated as of March 4, 1998 between the Company, the subsidiary guarantors (as defined therein), and First Trust National Association as trustee, relating to the Notes (including forms of
                                Notes).

   4.(b)                        A/B Exchange Registration Rights Agreement dated as of March 4, 1998 between the Company, the subsidiary guarantors (as defined therein), and the initial purchasers of the Notes.


   10.(a)                       Stock Purchase Agreement between Stephen Grand, Individually and as Trustee of the Stephen Grand
                                Revocable Trust dated July 5, 1979 and the Stephen M. Grand Property Trust dated January 22, 1992 and Newcor, Inc. dated December 9, 1997 incorporated herein by reference from Exhibit 10(l) to report on Form 10-K for the fiscal year ended October 31, 1997 (Commission file no. 1-5985).

   10.(b)                       Amendment to Stock Purchase Agreement between Stephen Grand,
                                Individually and as Trustee of the Stephen Grand Revocable Trust
                                dated July 5, 1979 and the Stephen M. Grand Property Trust dated
                                January 22, 1992 and Newcor, Inc., dated March 4, 1998.

   10.(c)                       Stock Purchase Agreement by and among each of the Shareholders of Turn-matic, Inc. and Newcor, Inc.
                                dated January 16, 1998 incorporated herein by reference from Exhibit 10(m) to report on Form 10-K for the fiscal year ended October 31, 1997 (Commission file no. 1-5985).

   10.(d)                       Employment Agreement with Keith Hale dated March 4, 1998.


   99.(a)                       Press release dated February 27, 1998 announcing that the Company has entered into an agreement to privately place $125 million principal amount of its 9.875% Senior Subordinated Notes due 2008.


   99.(b)                       Press release dated March 5, 1998 announcing the completion of the Deco and Turn-Matic acquistions, and the financing of those transactions and MT&G.




                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Newcor, Inc.
                                   ------------
                                   (Registrant)

                                   /s/ John Garber
Date    March 13, 1998             ----------------------
                                   John Garber
                                   Vice President-Finance

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of Grand Machining Company and Deco Technologies, Inc., "The Deco Group":

     We have audited the accompanying combined balance sheets of Grand Machining Company and Deco Technologies, Inc. ("the Deco Group") as of December 31, 1996, 1995 and 1994 and the related combined statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Deco Group as of December 31, 1996, 1995 and 1994 and the results of operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.

Detroit, Michigan
December 10, 1997

                                 THE DECO GROUP

                            COMBINED BALANCE SHEETS

                                                                     DECEMBER 31,
                                                        ---------------------------------------
                                                           1996          1995          1994
                                                        -----------   -----------   -----------
ASSETS
Current assets:
  Cash and cash equivalents...........................  $ 4,678,857   $ 7,616,441   $ 2,327,224
  Marketable securities...............................    7,415,571     6,418,244     6,758,899
  Accounts receivable, trade..........................    6,773,906     6,398,508     8,528,653
  Inventories.........................................    2,299,291     2,248,910     2,679,099
  Prepaid expenses and other receivables..............       99,169       119,291       148,070
  Loans receivable, affiliates........................           --       121,331            --
                                                        -----------   -----------   -----------
     Total current assets.............................   21,266,794    22,922,725    20,441,945
Property, plant and equipment, net....................    8,727,182    10,955,374    12,014,401
                                                        -----------   -----------   -----------
     Total assets.....................................  $29,993,976   $33,878,099   $32,456,346
                                                        ===========   ===========   ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Notes payable, current portion......................  $   111,808   $    99,224   $    88,057
  Loans payable, affiliates...........................       52,516            --        58,023
  Accounts payable, trade.............................    1,869,151     3,863,245     3,896,511
  Accrued expenses....................................    2,292,231     2,057,873     2,866,849
                                                        -----------   -----------   -----------
     Total current liabilities........................    4,325,706     6,020,342     6,909,440
Notes payable, stock redemption agreement.............       20,017       131,825       231,049
                                                        -----------   -----------   -----------
     Total liabilities................................    4,345,723     6,152,167     7,140,489
Shareholders' equity:
  Common stock........................................       16,408        16,408        16,408
  Additional paid in capital..........................   10,534,242     8,734,242     7,334,242
  Retained earnings...................................   14,010,834    18,080,094    18,156,893
  Unrealized net holding gain (loss) on marketable
     securities.......................................    1,086,769       895,188      (191,686)
                                                        -----------   -----------   -----------
     Total shareholders' equity.......................   25,648,253    27,725,932    25,315,857
                                                        -----------   -----------   -----------
     Total liabilities and shareholders' equity.......  $29,993,976   $33,878,099   $32,456,346
                                                        ===========   ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                                 THE DECO GROUP

                             COMBINED BALANCE SHEET

                                     ASSETS

                                                              SEPTEMBER 30,
                                                                  1997
                                                              -------------
                                                               (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................   $ 4,014,968
  Marketable securities.....................................     8,797,723
  Accounts receivable, trade................................     6,946,133
  Inventories...............................................     2,115,274
  Prepaid expenses and other receivables....................        59,913
                                                               -----------
     Total current assets...................................    21,934,011
Property, plant and equipment, net..........................     7,910,487
                                                               -----------
     Total assets...........................................   $29,844,498
                                                               ===========
            LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Notes payable, stock redemption agreement.................   $    49,232
  Loans payable, affiliates.................................       145,338
  Accounts payable, trade...................................     2,752,949
  Accrued expenses..........................................     2,386,469
                                                               -----------
     Total liabilities......................................     5,333,988
Shareholders' equity:
  Common stock..............................................        16,408
  Additional paid in capital................................    10,534,242
  Retained earnings.........................................    11,355,497
  Unrealized net holding gain on marketable securities......     2,604,363
                                                               -----------
     Total shareholders' equity.............................    24,510,510
                                                               -----------
     Total liabilities and shareholders' equity.............   $29,844,498
                                                               ===========

    The accompanying notes are an integral part of the financial statements.

                                 THE DECO GROUP

              COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                          -----------------------------------------
                                                             1996           1995           1994
                                                          -----------    -----------    -----------
Net sales.............................................    $74,122,960    $77,632,368    $79,576,975
Cost of sales.........................................     59,967,536     63,635,554     63,040,655
                                                          -----------    -----------    -----------
  Gross margin........................................     14,155,424     13,996,814     16,536,320
Selling, general and administrative expenses..........     13,091,555     13,861,869     12,229,691
                                                          -----------    -----------    -----------
  Operating income....................................      1,063,869        134,945      4,306,629
Other income, net, principally investment earnings....      1,101,871        739,256        714,856
                                                          -----------    -----------    -----------
  Net income..........................................      2,165,740        874,201      5,021,485
Retained earnings, beginning of year..................     18,080,094     18,156,893     17,624,340
Distributions to shareholders.........................      6,235,000        951,000      4,488,932
                                                          -----------    -----------    -----------
Retained earnings, end of year........................    $14,010,834    $18,080,094    $18,156,893
                                                          ===========    ===========    ===========

    The accompanying notes are an integral part of the financial statements.

                                 THE DECO GROUP

              COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                              FOR THE NINE-MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              -------------------------
                                                                 1997          1996
                                                              -----------   -----------
                                                                     (UNAUDITED)
Net sales...................................................  $56,689,387   $56,635,571
Cost of sales...............................................   46,431,514    46,645,304
                                                              -----------   -----------
  Gross margin..............................................   10,257,873     9,990,267
Selling, general and administrative expenses................    9,686,225     9,563,468
                                                              -----------   -----------
  Operating income..........................................      571,648       426,799
Other income, net, principally investment earnings..........      543,742       846,214
                                                              -----------   -----------
  Net income................................................    1,115,390     1,273,013
Retained earnings, beginning of year........................   14,010,834    18,080,094
Distributions to shareholders...............................    3,770,727     2,282,900
                                                              -----------   -----------
Retained earnings, end of year..............................  $11,355,497   $17,070,207
                                                              ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                                 THE DECO GROUP

                       COMBINED STATEMENTS OF CASH FLOWS

                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                       ----------------------------------------
                                                          1996          1995           1994
                                                       -----------   -----------   ------------
Cash flows from operating activities:
  Net income.........................................  $ 2,165,740   $   874,201   $  5,021,485
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation....................................    2,994,311     2,804,530      2,501,042
     Gain on sale of investments.....................     (607,090)     (419,100)      (255,555)
     Changes in operating assets and liabilities:
       Accounts receivable...........................     (375,398)    2,130,145     (2,202,120)
       Inventories...................................      (50,381)      430,189         39,027
       Prepaid expenses and other receivables........       20,122        28,779        302,494
       Accounts payable and accrued expenses.........   (1,759,736)     (842,242)       430,855
                                                       -----------   -----------   ------------
     Total adjustments...............................      221,828     4,132,301        815,743
                                                       -----------   -----------   ------------
     Net cash provided by operating activities.......    2,387,568     5,006,502      5,837,228
Cash flows from investing activities:
  Investment in property and equipment...............     (766,119)   (1,745,503)    (2,216,136)
  Investments in marketable securities...............   (7,339,042)   (7,409,729)   (22,736,789)
  Proceeds from sale of marketable securities........    7,140,386     9,256,358     20,111,287
  Advances from (payments to) affiliates, net........      173,847      (179,354)    (1,951,436)
                                                       -----------   -----------   ------------
     Net cash used in investing activities...........     (790,928)      (78,228)    (6,793,074)
Cash flows from financing activities:
  Payments of debt obligations.......................      (99,224)      (88,057)       (78,146)
  Distributions to shareholders......................   (6,235,000)     (951,000)    (4,488,932)
  Shareholders' capital contributions................    1,800,000     1,400,000      3,200,500
                                                       -----------   -----------   ------------
     Net cash provided by (used in) financing
       activities....................................   (4,534,224)      360,943     (1,366,578)
                                                       -----------   -----------   ------------
Net increase (decrease) in cash and cash
  equivalents........................................   (2,937,584)    5,289,217     (2,322,424)
Cash and cash equivalents, beginning of year.........    7,616,441     2,327,224      4,649,648
                                                       -----------   -----------   ------------
Cash and cash equivalents, end of year...............  $ 4,678,857   $ 7,616,441   $  2,327,224
                                                       ===========   ===========   ============

    The accompanying notes are an integral part of the financial statements.

                                 THE DECO GROUP

                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS

                                                              FOR THE NINE-MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              -------------------------
                                                                 1997          1996
                                                              -----------   -----------
                                                                     (UNAUDITED)
Cash flows from operating activities:
  Net income................................................  $ 1,115,390   $ 1,273,013
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation...........................................    2,062,029     2,297,660
     Gain on sale of investments............................     (240,632)     (569,913)
     Net changes in operating assets and liabilities........    1,029,082    (2,451,615)
                                                              -----------   -----------
  Total adjustments.........................................    2,850,479      (723,868)
                                                              -----------   -----------
  Net cash provided by operating activities.................    3,965,869       549,145
Cash flows from investing activities:
  Investment in property and equipment......................   (1,245,334)     (715,369)
  Investments in marketable securities......................   (4,134,746)   (5,780,873)
  Proceeds from sale of marketable securities...............    4,510,820     5,712,309
  Advances from affiliates, net.............................       92,822        68,544
                                                              -----------   -----------
     Net cash used in investing activities..................     (776,438)     (715,389)
Cash flows from financing activities:
  Payments of debt obligations..............................      (82,593)      (81,853)
  Distributions to shareholders.............................   (3,770,727)   (2,282,900)
  Shareholders' capital contributions.......................           --     1,800,000
                                                              -----------   -----------
     Net cash used in financing activities..................   (3,853,320)     (564,753)
                                                              -----------   -----------
Net decrease in cash and cash equivalents...................     (663,889)     (730,997)
Cash and cash equivalents, beginning of year................    4,678,857     7,616,441
                                                              -----------   -----------
Cash and cash equivalents, end of year......................  $ 4,014,968   $ 6,885,444
                                                              ===========   ===========

    The accompanying notes are an integral part of the financial statements.

                                 THE DECO GROUP

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     a. Nature of Business: The Deco Group ("the Company") is a manufacturer of high volume, precision machined components and assemblies for the medium and heavy truck and automotive industries of which over 50 percent of such products are sold to one customer. The Company's products include rocker arms and assemblies, transmission shafts, axle shafts and thrust plates.

     b. Basis of Presentation: The financial statements represent the combined financial operations of Grand Machining Company and Deco Technologies, Inc., corporations under common control. All significant intercompany balances and transactions have been eliminated. Deco International, Inc., another affiliated company under common control, is immaterial and experienced insignificant business activity during the periods presented and has not been combined in these financial statements.

     c. Interim Financial Information: The unaudited interim basic financial statements included herein as of September 30, 1997 and for the nine-month periods ended September 30, 1997 and 1996, include, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to present fairly the Company's financial position, results of operations, and cash flows. Operating results for the nine-months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997.

     d. Cash and Cash Equivalents: Cash and cash equivalents are defined as short-term, highly liquid investments with original maturities of three months or less.

     e. Marketable Securities: Marketable securities are carried at their fair value. The cost of marketable securities used in determining realized gains and losses upon sale is in accordance with the specific identification method.

     f. Inventories: Inventories are stated at the lower of cost or net realizable value. Cost is determined on the first-in, first-out basis.

     g. Property, Plant and Equipment: Property, plant and equipment is stated at cost and is depreciated using principally the straight-line method over the assets estimated useful lives. The general range of lives is thirty-one to thirty-nine years for buildings and building improvements and five to ten years for machinery and equipment, furniture and fixtures and vehicles. Maintenance and repairs are charged to expense as incurred. Upon sale or retirement, the cost of the assets and related accumulated depreciation are eliminated from the respective accounts, and the resulting gain or loss is included in income.

     h. Income Taxes: There is no provision for federal income taxes due to the Company being taxed as an "S" Corporation. As such, all items of income, deductions, credits, etc. are passed through to the shareholders and taxed at the shareholder level.

     i. Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                 THE DECO GROUP

2. MARKETABLE SECURITIES:

     At December 31, 1996, 1995 and 1994, the marketable securities of the Company were classified as available for sale. Accordingly, the securities are carried at fair value with unrealized gains and losses excluded from income and reported as a separate component of shareholders' equity.

     The cost and fair values of the securities at December 31, 1996 are as follows:

                                                       UNREALIZED   UNREALIZED
                                          AMORTIZED     HOLDING      HOLDING        FAIR
                                             COST         GAIN         LOSS        VALUE
                                          ----------   ----------   ----------   ----------
Corporate bonds.........................  $1,205,295   $   13,850    $      0    $1,219,145
Mutual stock funds......................   2,319,933      325,577           0     2,645,510
Other securities, primarily common
  stocks................................   2,803,574      747,342           0     3,550,916
                                          ----------   ----------    --------    ----------
                                          $6,328,802   $1,086,769    $      0    $7,415,571
                                          ==========   ==========    ========    ==========

     The cost and fair values of the securities at December 31, 1995 are as follows:

                                                       UNREALIZED   UNREALIZED
                                          AMORTIZED     HOLDING      HOLDING        FAIR
                                             COST         GAIN         LOSS        VALUE
                                          ----------   ----------   ----------   ----------
Corporate bonds.........................  $  940,534   $        0    $ 18,849    $  921,685
Mutual stock funds......................   2,057,051      429,237           0     2,486,288
Other securities, primarily common
  stocks................................   2,525,471      484,800           0     3,010,271
                                          ----------   ----------    --------    ----------
                                          $5,523,056   $  914,037    $ 18,849    $6,418,244
                                          ==========   ==========    ========    ==========

     The cost and fair values of the securities at December 31, 1994 are as follows:

                                                          UNREALIZED    UNREALIZED
                                            AMORTIZED      HOLDING       HOLDING         FAIR
                                               COST          GAIN          LOSS         VALUE
                                            ---------     ----------    ----------      -----
Corporate bonds.........................    $2,360,817    $        0     $ 44,468     $2,316,349
Mutual stock funds......................     2,473,608             0       58,254      2,415,354
Other securities, primarily common
  stocks................................     2,116,160             0       88,964      2,027,196
                                            ----------    ----------     --------     ----------
                                            $6,950,585    $        0     $191,686     $6,758,899
                                            ==========    ==========     ========     ==========

     For the years ended December 31, 1996, 1995 and 1994, adjustments to the cost basis of debt securities to recognize discount or premium between the original cost of the securities and their face value were immaterial.

                                 THE DECO GROUP

3. PROPERTY, PLANT AND EQUIPMENT:

                                                     1996           1995           1994
                                                  -----------    -----------    -----------
Land..........................................    $    68,346    $    68,346    $    68,346
Buildings.....................................        511,553        511,553        511,553
Building Improvements.........................        294,021        294,021        294,021
Furniture and fixtures........................        698,359        649,540        700,454
Machinery and equipment.......................     21,751,848     21,253,919     19,716,078
Vehicles......................................        101,554        101,554         67,165
Deposits......................................             --        186,005        463,653
                                                  -----------    -----------    -----------
                                                   23,425,681     23,064,938     21,821,270
  Less: accumulated depreciation..............     14,698,499     12,109,564      9,806,869
                                                  -----------    -----------    -----------
     Net property, plant and equipment........    $ 8,727,182    $10,955,374    $12,014,401
                                                  ===========    ===========    ===========

4. STOCK REDEMPTION NOTES PAYABLE:

     In 1988, final stock redemption agreements with two shareholders were entered into, resulting in promissory notes of $353,164 payable to each shareholder. These notes are payable in monthly installments of $5,067, including interest at the rate of 12 percent per annum. These notes are required to be paid in full by April 1, 1998. The balance of the notes is $131,825, $231,049 and $319,106 as of December 31, 1996, 1995 and 1994, respectively.

     Principal payments are due as follows on these notes for the years ended December 31:

1997........................................................  $111,808
1998........................................................    20,017
                                                              --------
                                                              $131,825
                                                              ========

5. COMMON STOCK:

     The authorized share capital of Grand Machining Company consists of 500 $100 par value common shares. The issued and outstanding shares at December 31, 1996, 1995 and 1994 were 163.086 shares.

     The authorized share capital of Deco Technologies, Inc. consists of 60,000 no par value common shares. At December 31, 1996, 1995 and 1994, 100 common share were issued and outstanding.

6. EMPLOYEE BENEFIT PLANS:

     a. Profit Sharing Contributions: A profit sharing contribution is made annually as determined by the Board of Directors subject to limitations based upon current operating profits and participant's compensation. The amount of contributions expensed for 1996, 1995 and 1994, was $186,065, $213,110 and $238,440, respectively.

     b. Pension Plans: Substantially all employees are covered by defined benefit pension plans. Plan benefits under the hourly employees' pension plan are based primarily on years of service. The benefit level used to compute pension costs and related disclosures under SFAS No. 87 was $12.00 per month for 1996 and $9.50 per month for 1995 and 1994. The Plan benefits under the salaried employees' pension plan is a function of years of service and employee's compensation near retirement. Plan assets for both plans consist primarily of short-term funds, commercial paper, and common stock. The Company's funding policy is to contribute the amount of maximum tax deduction allowed.

                                 THE DECO GROUP

6. EMPLOYEE BENEFIT PLANS -- CONTINUED
     The actuarially computed pension cost for 1996, 1995 and 1994 included the following components:

                                                      1996         1995         1994
                                                    SALARIED     SALARIED     SALARIED
                                                   AND HOURLY   AND HOURLY   AND HOURLY
                                                   ----------   ----------   ----------
Service cost.....................................  $  136,373   $  121,225   $  107,516
Interest cost on projected benefit obligation....     116,851       86,281       67,274
Actual return on assets..........................     (82,038)    (101,205)     (10,039)
Net amortization and deferral....................     (34,400)      (4,622)     (90,824)
                                                   ----------   ----------   ----------
  Total pension cost.............................  $  136,786   $  101,679   $   73,927
                                                   ==========   ==========   ==========

     The following table presents the funded status of the plans and significant assumptions as of December 31, 1996, 1995 and 1994:

                                                         1996           1995           1994
                                                     SALARIED AND   SALARIED AND   SALARIED AND
                                                        HOURLY         HOURLY         HOURLY
                                                     ------------   ------------   ------------
Actuarial present value of vested benefit
  obligation......................................    $  890,573     $  803,540     $  667,957
                                                      ==========     ==========     ==========
Accumulated benefit obligation (vested and
  nonvested)......................................    $1,146,068     $  897,737        721,861
                                                      ==========     ==========     ==========
Actuarial present value of projected benefit
  obligation......................................    $1,476,396     $1,147,350        927,244
Plan assets at fair value.........................     1,465,367      1,276,777      1,100,834
                                                      ----------     ----------     ----------
Plan assets in excess of (less than) projected
  benefit obligation..............................       (11,029)       129,427        173,590
Unamortized net assets at transition..............      (288,358)      (308,942)      (329,526)
Unrecognized prior service costs and net gain.....       248,897        144,274        146,893
                                                      ----------     ----------     ----------
  Accrued pension liability.......................    $  (50,490)    $  (35,241)    $   (9,043)
                                                      ==========     ==========     ==========
Discount rate.....................................           8.5%           8.5%           8.5%
Long-term rate of return:
  Salaried........................................          7.75%          7.75%          7.75%
  Hourly..........................................           7.5%           7.5%           7.5%
Rate of Increase in compensation level (salaried)
  per annum.......................................             5%             5%             5%

     c. Self-Insured Workers' Compensation: In January 1990, the Company elected to operate a self-insured program for costs incurred pursuant to the Workers' Compensation Laws of the State of Michigan. The Company entered into a contract with a service agent who supervises and administers claims as well as a contract with an insurance company for excess liability coverage.

     The Company recognizes expense for the self-insured program as claims are paid. The amount of estimated incurred but not paid claims at each balance sheet date is immaterial to net worth.

     d. Self-Insured Health Care Benefits: The Company operates a self-insured health care program for the benefit of all of its employees. The Company has a contract with a service provider who supervises and processes claims under the program. The Company recognizes expense for the self-insured program as claims are paid. The amount of estimated incurred but not reported claims at each balance sheet date is immaterial to net worth.

                                 THE DECO GROUP

7. LEASE AGREEMENTS:

     Grand Machining Company leases space from one of its shareholders. The lease provides for annual rental payments of $318,800 through 2001. Deco Technologies, Inc. leases a building under an operating lease from a third party which expires in 1998 but contains options to extend the term. In addition, the Company pays real and personal property taxes and all repairs and maintenance costs on the leased premises. Total combined rent expense for the years ended December 31, 1996, 1995, and 1994 was $518,233, $510,900, and $510,900,
respectively.

8. CONTINGENCIES:

     Various claims arising during the normal course of business are pending against the Company. Management does not reasonably expect that the ultimate liability, if any, of these matters will have a material effect on future financial statements.

9. SUBSEQUENT EVENT:

     In December 1997, the Company signed a definitive agreement to sell the common stock of the Company to Newcor, Inc. The sale is expected to be completed in early 1998. Newcor, Inc. designs and manufacturers precision machined components and assemblies and custom rubber and plastic products primarily for the automotive and agricultural vehicle markets.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Turn-Matic, Inc.:

     We have audited the accompanying balance sheet of Turn-Matic, Inc. as of September 30, 1997 and the related statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Turn-Matic, Inc. as of September 30, 1997 and the results of operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

Coopers & Lybrand L.L.P.

Detroit, Michigan
December 5, 1997 except as to
Note 10 for which the date is January 19, 1998.

                                TURN-MATIC, INC.

                                 BALANCE SHEETS

                                                                SEPTEMBER 30,    DECEMBER 31,
                                                                    1997             1997
                                                                -------------    ------------
                                                                                 (UNAUDITED)
                                   ASSETS
Current assets:
  Cash and cash equivalents.................................     $ 3,217,568     $ 2,926,691
  Accounts receivable, trade................................       1,790,765       2,005,951
  Notes receivable, officer/shareholder.....................         248,454         766,891
  Inventory.................................................         899,844         884,392
  Prepaid expenses..........................................          98,793          63,740
                                                                 -----------     -----------
     Total current assets...................................       6,255,424       6,647,665
Property, plant and equipment, net..........................       5,253,416       5,135,911
Cash surrender value of officers' life insurance............         306,342         306,342
                                                                 -----------     -----------
     Total assets...........................................     $11,815,182     $12,089,918
                                                                 ===========     ===========
                    LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Long-term debt, current portion...........................     $   541,167     $   541,167
  Accounts payable..........................................         754,845         541,858
  Accrued expenses..........................................         259,797         122,225
  Federal income tax payable................................         147,653         319,747
                                                                 -----------     -----------
     Total current liabilities..............................       1,703,462       1,524,997
Long-term debt, noncurrent portion..........................       2,040,285       1,904,994
Deferred federal income tax.................................         600,665         602,300
                                                                 -----------     -----------
     Total liabilities......................................       4,344,412       4,032,291
Shareholders' equity:
  Common stock, $1.00 par value:
     Authorized:
                               50,000 shares
     Issued and outstanding: 30,000 shares..................          30,000          30,000
  Retained earnings.........................................       7,440,770       8,027,627
                                                                 -----------     -----------
     Total shareholders' equity.............................       7,470,770       8,057,627
                                                                 -----------     -----------
     Total liabilities and shareholders' equity.............     $11,815,182     $12,089,918
                                                                 ===========     ===========

    The accompanying notes are an integral part of the financial statements.

                                TURN-MATIC, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                        THREE MONTHS     THREE MONTHS
                                                        YEAR ENDED         ENDED            ENDED
                                                       SEPTEMBER 30,    DECEMBER 31,     DECEMBER 31,
                                                           1997             1997             1996
                                                       -------------    ------------     ------------
                                                                        (UNAUDITED)      (UNAUDITED)
Sales................................................   $15,796,477      $3,504,566       $4,615,910
Cost of sales........................................    11,291,823       2,388,699        2,968,483
                                                        -----------      ----------       ----------
  Gross profit.......................................     4,504,654       1,115,867        1,647,427
Selling, general and administration expenses.........     1,946,300         360,638          417,607
Interest expense, net of interest income of $68,606,
  $38,914, and $6,807, respectively..................       173,111          40,432           57,445
                                                        -----------      ----------       ----------
  Income before nonrecurring gain and federal income
     taxes...........................................     2,385,243         714,797        1,172,375
Nonrecurring gain on sale of machinery and
  equipment..........................................       440,810              --          133,000
Other income*........................................            --         196,872               --
Federal income taxes.................................      (970,000)       (324,812)        (442,184)
                                                        -----------      ----------       ----------
  Net income.........................................     1,856,053         586,857          863,191
Retained earnings, beginning of year.................     5,584,717       7,440,770        5,584,717
                                                        -----------      ----------       ----------
Retained earnings, end of year.......................   $ 7,440,770      $8,027,627       $6,447,908
                                                        ===========      ==========       ==========

* Represents the agreed upon repayment by an officer/shareholder of disallowed fiscal year 1996 compensation resulting from an IRS examination.

    The accompanying notes are an integral part of the financial statements.

                                TURN-MATIC, INC.

                            STATEMENTS OF CASH FLOWS

                                                                            THREE MONTHS    THREE MONTHS
                                                            YEAR ENDED         ENDED           ENDED
                                                           SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                                               1997             1997            1996
                                                           -------------    ------------    ------------
                                                                            (UNAUDITED)     (UNAUDITED)
Cash flows from operating activities:
  Net income...........................................     $ 1,856,053      $  586,857      $  863,191
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation......................................       1,002,002         257,505         242,259
     Gain on sale of property and equipment............        (440,810)             --        (133,000)
     Deferred income taxes.............................          85,467           1,635          18,120
     Other income......................................              --        (196,872)             --
  Changes in operating assets and liabilities:
     Accounts receivable...............................       1,079,002        (215,186)         89,559
     Inventory.........................................         (26,058)         15,452         (41,331)
     Prepaid expenses..................................          13,075          35,053           7,100
     Cash surrender value..............................         (47,408)             --          (8,830)
     Accounts payable..................................         (62,205)       (212,987)        217,794
     Accrued expenses..................................         (12,370)       (137,572)        (24,398)
     Federal income tax payable........................        (211,612)        172,094         156,919
                                                            -----------      ----------      ----------
       Net cash provided by operating activities.......       3,235,136         305,979       1,387,383
                                                            -----------      ----------      ----------
Cash flows from investing activities:
  Expenditures for property, plant and equipment.......      (1,175,810)       (140,000)       (699,456)
  Proceeds from sale of property, plant and
     equipment.........................................         448,000              --         133,000
                                                            -----------      ----------      ----------
       Net cash used in investing activities...........        (727,810)       (140,000)       (566,456)
                                                            -----------      ----------      ----------
Cash flows from financing activities:
  Net payments/(borrowings) note receivable,
     officer/shareholder...............................          (1,659)       (321,565)          2,502
  Principal payments on long-term debt.................        (541,167)       (135,291)       (180,389)
                                                            -----------      ----------      ----------
       Net cash used in financing activities...........        (542,826)       (456,856)       (177,887)
                                                            -----------      ----------      ----------
       Net increase (decrease) in cash and cash
          equivalents..................................       1,964,500        (290,877)        643,040
Cash and cash equivalents at beginning of year.........       1,253,068       3,217,568       1,253,068
                                                            -----------      ----------      ----------
Cash and cash equivalents at end of year...............     $ 3,217,568      $2,926,691      $1,896,108
                                                            ===========      ==========      ==========
Supplemental disclosures of cash flow information:
  Cash paid during the year for interest...............     $   243,301
                                                            -----------
  Cash paid during the year for federal income taxes...     $ 1,096,145
                                                            -----------

    The accompanying notes are an integral part of the financial statements.

                                TURN-MATIC, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     a. Nature of Business: Turn-Matic, Inc. (the "Company") is a manufacturer of high volume, precision machined close tolerance components and assemblies for the automotive industry of which nearly 80 percent is sold to one customer.

     b. Interim Financial Information: The unaudited interim basic financial statements included herein as of December 31, 1997 and for the three-month periods ended December 31, 1997 and 1996 include, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to present fairly the Company's financial position, results of operations, and cash flows. Operating results for the three-months ended December 31, 1997 are not necessarily indicative of the results that may be expected for the year ended September 30, 1998.

     c. Revenue Recognition/Accounts Receivable: Revenue from sale of manufactured products is recognized upon passage of title to the customer, which generally coincides with physical delivery.

     d. Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     e. Inventory: Inventory is stated at the lower of cost or market, with cost being determined by actual purchased material, processing and labor costs incurred against specific jobs, plus an allocated portion of factory burden.

     f. Property, Plant and Equipment: Property, plant and equipment are recorded at cost. The Company provides for depreciation using the straight line method at rates based on the estimated service lives as indicated below:

Leasehold improvements......................................  5-31 years
Machinery and equipment.....................................  5-12 years
Furniture and fixtures......................................  5-10 years

Assets retired or disposed of are removed from the asset and accumulated depreciation accounts, and the net amount, less proceeds from disposal, is charged or credited to income. Normal repairs and maintenance are charged to expense when incurred.

     g. Cash and Cash Equivalents: For purposes of reporting cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

2. NOTE RECEIVABLE, SHAREHOLDER:

     At September 30, 1997, the Company has an unsecured 6 percent demand note receivable in the amount of $248,454 from Raymond B. Dorris, Sr., a shareholder of the Company.

3. INVENTORY:

     Inventory at September 30, 1997 is summarized as follows:

Material, tooling and outside processing....................  $848,598
Direct labor and factory burden.............................    51,246
                                                              --------
                                                              $899,844
                                                              ========

                                TURN-MATIC, INC.

4. NOTE PAYABLE, BANK, LINE OF CREDIT:

     The Company has a revolving line of credit aggregating $2,000,000 with a bank bearing interest at the prime interest rate. Accounts receivable, inventory and machinery and equipment serve as collateral for borrowings under the line. The line was unused at September 30, 1997.

5. PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment consists of the following:

Leasehold improvements......................................  $   454,165
Machinery and equipment.....................................   10,599,677
Furniture and fixtures......................................       96,004
                                                              -----------
                                                               11,149,846
Accumulated depreciation....................................   (5,896,430)
                                                              -----------
Property, plant and equipment, net..........................  $ 5,253,416
                                                              ===========

6. LONG-TERM DEBT:

     The Company's long-term debt at September 30, 1997 is summarized as follows:

                                                       CURRENT     NONCURRENT
                                                       PORTION      PORTION        TOTAL
                                                       -------     ----------      -----
Bank loan dated September 14, 1995, due May 14,
  2002. The loan in the original amount of
  $2,748,012 is payable in monthly installments of
  $34,323 plus interest at the prime rate. All the
  assets of the Company serve as collateral........    $411,881    $1,512,369    $1,924,250
Bank loan dated September 28, 1995, due September
  28, 2002. The loan in the original amount of
  $905,000 is payable in monthly installments of
  $10,774 plus interest at the prime rate. All the
  assets of the Company serve as collateral........     129,286       527,916       657,202
                                                       --------    ----------    ----------
                                                       $541,167    $2,040,285    $2,581,452
                                                       ========    ==========    ==========

     Principal payments on long-term debt during the next five years are due as follows:

Year ended September 30:
  1998......................................................    $  541,167
  1999......................................................       541,167
  2000......................................................       541,167
  2001......................................................       541,167
  2002......................................................       416,784
                                                                ----------
                                                                $2,581,452
                                                                ==========

                                TURN-MATIC, INC.

7. FEDERAL INCOME TAX EXPENSE:

     Federal income tax expense at September 30, 1997 is summarized as follows:

Current.....................................................    $884,533
Deferred....................................................      85,467
                                                                --------
                                                                $970,000
                                                                ========

     The deferred federal income tax liability is a result of temporary differences due to the utilization of accelerated depreciation methods for tax purposes.

8. LEASE AGREEMENTS:

     The Company leased a building located in Clinton Township, Michigan from Raymond B. Dorris, Sr. and Marie E. Dorris, shareholders of the Company. The month to month lease agreement was for the Company to pay monthly rent of $4,500 plus taxes, insurance, maintenance and utilities. The lease was terminated on September 30, 1997.

     The Company leases two buildings located in Clinton Township, Michigan from a related partnership. The 5-year lease agreements dated April 1, 1995 are for the Company to pay monthly rent of $10,000 and $24,000, respectively, plus taxes, insurance, maintenance and utilities. The mortgages held by the partnership are guaranteed by the Company.

     Total rental expense, net of sublease rental income of $19,800 and exclusive of taxes, insurance, maintenance and utilities for the year ended September 30, 1997 was $442,220.

9. PROFIT SHARING PLAN:

     The Company has a profit sharing plan for all eligible employees. Eligible employees are defined as those completing one year of service and have reached the age of 21. The amount of contribution to the plan each year is discretionary and is determined by the Company based on eligible employees compensation not to exceed the maximum allowable as a deduction to the Company under the provisions of the Internal Revenue Code. Profit sharing plan expense for the year ended September 30, 1997 was $152,158.

10. SUBSEQUENT EVENT:

     In January 1998 the Company signed a definitive agreement to sell all of the common stock of the Company to Newcor, Inc. The sale is expected to be completed in early 1998. Newcor, Inc. designs and manufacturers precision machined components and assemblies and custom rubber and plastic products primarily for the automotive and agricultural vehicle markets.

                        UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                                                                                                                       PRO FORMA
                                    NEWCOR          MT&G            DECO             TURN-MATIC                      CONSOLIDATED

                                                  OCTOBER 1, 1996  OCTOBER 1, 1996
                                  YEAR ENDED         THROUGH         THROUGH           YEAR ENDED                        YEAR ENDED
                                  OCTOBER 31,      SEPTEMBER 30,   SEPTEMBER 30,      SEPTEMBER 30,       PRO FORMA      OCTOBER 31,
                                    1997              1997             1997              1997             ADJUSTMENTS        1997
                                                                      (DOLLARS IN THOUSANDS)
Sales                             $ 130,848        $  21,787      $  74,177            $  15,797          $     --      $ 242,609
Cost of sales                       107,083           17,445         59,754               11,292            (2,747)(1)    192,827
                                  ---------        ---------      ---------            ---------          --------      ---------
Gross profit                         23,765            4,342         14,423                4,505             2,747         49,782
Selling, general and
  administrative expense             14,880            3,224         13,214                1,947            (9,096)(2)     24,169
Amortization expense                    879               --             --                   --             3,646 (3)      4,525
Nonrecurring (income) expense          (297)              --             --                 (441)              441 (4)       (297)
                                  ---------        ---------      ---------            ---------          --------      ---------
Operating income                      8,303            1,118          1,209                2,999             7,756         21,385
Interest expense                     (2,070)            (397)                               (173)          (11,237)(5)    (13,877)
Other income (expense)                 (224)            (781)           799                   --               781 (6)       (224)
                                                          --             --                   --              (799)(7)
                                  ---------        ---------      ---------            ---------          --------      ---------
Income (loss) before
  income taxes                        6,009              (60)         2,008                2,826            (3,499)         7,284
Provision (benefit) for
  income taxes                        2,119               --             --                  970              (363)(8)      2,726
                                  ---------        ---------      ---------            ---------          --------      ---------
Net income (loss)                 $   3,890        $     (60)     $   2,008            $   1,856          $ (3,136)     $   4,558
                                  =========        =========      =========            =========          ========      =========
Earnings per share                $    0.79                                                                             $    0.92
                                  =========                                                                             =========

See notes to unaudited pro forma consolidated statement of income.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                 NEWCOR       MT&G (1)          DECO (1)    TURN-MATIC (1)
                                               OCTOBER 31,  SEPTEMBER 30,    SEPTEMBER 30,  SEPTEMBER 30,  PRO FORMA     PRO FORMA
                                                  1997         1997             1997          1997        ADJUSTMENTS  CONSOLIDATED
                                                                               (DOLLARS IN THOUSANDS)
ASSETS
Current Assets:
  Cash and investments                         $      34   $      --           $  12,813      $   3,217   $  1,700 (2)   $  1,899
                                                                                                              (471)(2)
                                                                                                           (12,813)(3)
                                                                                                            (2,581)(4)
  Receivables                                     22,523       2,530               6,946          1,791         --         33,790
  Inventories                                      8,084       1,983               2,115            900         --         13,082
  Prepaid expenses and other                       8,672       2,594                  60            348       (249)(3)      8,942
                                                                                                            (2,483)(2)
                                               ---------   ---------           ---------      ---------   --------      ---------
    Total current assets                          39,313       7,107              21,934          6,256    (16,897)        57,713
Property, plant and equipment, net                28,119       6,084               7,910          5,253      6,353 (3)     53,719
Goodwill                                          16,080          --                  --             --     72,928 (3)     89,008
Other long-term assets                             7,371          --                  --            306      4,500 (2)      9,371
                                                                                                              (306)(3)
                                                                                                            (2,500)(2)
                                               ---------   ---------           ---------      ---------   --------      ---------
    Total assets                               $  90,883   $  13,191           $  29,844      $  11,815   $ 64,078      $ 209,811
                                               =========   =========           =========      =========   ========      =========
LIABILITIES AND
  SHAREHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term
   debt                                        $     833   $   4,252           $    --        $     541  $  (4,793)(4)  $     833
  Accounts payable                                14,874       2,048               2,753            755       --           20,430
  Accrued expenses and other liabilities           5,668         124               2,581            407      1,405 (3)     10,185
                                               ---------   ---------           ---------      ---------  ---------      ---------
    Total current liabilities                     21,375       6,424               5,334          1,703     (3,388)        31,448
Long-term debt                                    32,267       3,428                --            2,040    125,000 (5)    140,267
                                                                                                           (22,468)(4)
Postretirement benefits                            6,338        --                  --               --         --          6,338
Pension liability and other                        3,488        --                  --              601        254 (3)      4,343
                                               ---------   ---------           ---------      ---------  ---------      ---------
    Total liabilities                             63,468       9,852               5,334          4,344     99,398        182,396
    Total shareholders' equity                    27,415       3,339              24,510          7,471    (35,320)(3)     27,415
                                               ---------   ---------           ---------      ---------  ---------      ---------
      Total liabilities and
        shareholders' equity                   $  90,883   $  13,191           $  29,844      $  11,815  $  64,078      $ 209,811
                                               =========   =========           =========      =========  =========      =========


See notes to unaudited pro forma condensed consolidated balance sheet.

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                            (DOLLARS IN THOUSANDS)


         For purposes of the unaudited pro forma consolidated statement of income, it has been assumed that the results of operations of Machine Tool & Gear, Inc. ("MT&G"), the three companies comprising The Deco Group ("Deco"), and Turn-Matic, Inc. ("Turn-Matic") for the twelve months ended October 31, 1997 would be comparable to their results of operations for the twelve months ended September 30, 1997 presented herein. The unaudited pro forma statement of income data for the twelve months ended September 30, 1997 was derived from internal financial information for MT&G and Deco since both had a December 31 year-end and from audited financial statements for Turn-Matic.




(1)       Comprised of the following:

                                                             MT&G         Deco    Turn-Matic       Total
         Depreciation (a)...............................$      (6)     $ (1,347)  $   (263)        $(1,616)
         Capitalizable costs (b).............................(975)           --         --            (975)
         Rental (c).....................................      (50)           --       (106)          (156)
                                                        ---------      ---------  --------        -------
                                                          $(1,031)     $ (1,347)  $   (369)        $(2,747)
                                                          =======      ========   ========         =======



         (a) Decreased depreciation expense due to extended estimated useful lives, primarily for machinery and equipment, net of additional depreciation on fair value adjustments to property, plant and equipment.
         (b) Represents adjustments for tooling of $425 and for machinery and equipment and plant construction costs of $300, all of which were made to conform the accounting to Newcor's accounting practices, and $250 of costs associated with closing a facility and moving machinery and equipment to remaining operating facilities. This facility was closed in early calendar 1997.
         (c) For MT&G, reflects elimination of rental expense for a facility leased by MT&G which Newcor acquired as part of the acquisition offset in part by incremental rental expense for a facility MT&G owned which Newcor did not acquire but is leasing. For Turn-Matic, reflects elimination of rental expense for a facility Turn-Matic did not use in operations and which Newcor did not acquire.

(2)       Comprised of the following:


                                                            MT&G         Deco       Turn-Matic         Total
         Elimination of selling shareholders'
           salaries and benefits..........................$  (495)     $ (6,713)    $ (1,289)       $ (8,497)
         Elimination of nonrecurring consulting fees......   (108)         (400)         (91)           (599)
                                                          -------      --------     --------        --------
                                                          $  (603)     $ (7,113)    $ (1,380)       $ (9,096)
                                                          =======      ========     ========        ========

(3) Represents the amortization of goodwill arising from the acquisitions, which will be amortized on a straight-line basis over twenty years.
(4) Represents a nonrecurring gain on the sale of machinery and equipment at Turn-Matic that has been eliminated to conform with purchase accounting adjustments.
(5) Represents the net increase in interest expense to reflect: (i) the increase in interest expense of $12,344 resulting from financing the MT&G, Deco and Turn-Matic acquisitions and pay-off of existing MT&G debt, at 9.875%, which represents the interest rate on the Senior Subordinated Notes (the "Notes") closed on March 4, 1998; (ii) the annual amortization of the Notes financing costs of $450; (iii) the elimination of $987 of interest on existing Newcor debt to be repaid from the proceeds from the Notes; and (iv) the elimination of $570 of interest on the existing MT&G and Turn-Matic debt.
(6) Represents adjustment to eliminate charitable contributions in order to conform to Newcor's charitable giving practice.
(7) Represents adjustments to eliminate investment earnings at Deco to reflect that investments at Deco were not acquired.
(8) Calculated as the income (loss) before income taxes at MT&G and Deco and the pro forma adjustments, excluding the impact of non deductible goodwill amortization at Turn-Matic, multiplied by Newcor's incremental tax rate of 34.0%.

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)


(1) For purposes of the unaudited pro forma condensed consolidated balance sheet, the financial condition of MT&G, Deco and Turn-Matic as of September 30, 1997 has been assumed to be comparable to October 31, 1997. The September 30, 1997 balance sheet was derived from internal financial information for MT&G and Deco since both had a December 31 year-end and from audited financial statements for Turn-Matic. Held checks at MT&G that were distributed immediately subsequent to period end were classified as accounts payable.

(2)      Reflects the net borrowings to finance the acquisitions as follows:


                                               Newcor           MT&G         Deco       Turn-Matic      Total
         Acquisition                          $    --          $27,253 (a)  $54,850      $17,471 (b)   $ 99,574
         Retirement of existing bank credit
           facilities and other debt           17,000            5,197 (c)       --           --         22,197
         Application of pre-closing cash
           payment                             (2,500)              --           --           --         (2,500)
         Fees and expenses of the Notes         4,500               --           --           --          4,500
         Balance of Notes proceeds to cash      1,700               --           --           --          1,700
                                              -------          -------      -------      -------       --------
                                              $20,700          $32,450      $54,850      $17,471       $125,471
                                              =======          =======      =======      =======       ========

         (a) Includes repayment of $5,603 of Newcor revolving credit borrowings incurred to finance the cash portion of the MT&G acquisition (comprised of a $2,500 pre-closing cash payment made prior to October 31, 1997 and recorded in other long-term assets and a $3,103 pre-closing cash payment made subsequent to October 31, 1997) and repayment of the $21,650 MT&G note.

         (b) The purchase price shown for Turn-Matic reflects a $471 purchase price adjustment based on the value of Turn-Matic's net assets at September 30, 1997. Such purchase price adjustment was funded by a reduction in cash acquired.

         (c) The $5,197 retirement of debt shown for MT&G reflects $7,680 of existing debt at September 30, 1997 less a cash deposit of $2,483 (included in prepaid expenses in MT&G's balance sheet) that was returned upon Newcor's conversion of certain of MT&G's capital equipment to an operating lease.

(3) The MT&G, Deco and Turn-Matic acquisitions will be accounted for by the purchase method of accounting, pursuant to which the purchase price is allocated among the acquired tangible and intangible assets and assumed liabilities in accordance with their estimated fair values on the date of acquisition. The purchase price and preliminary adjustments to historical book value as a result of the respective acquisitions are as follows:


                                                              MT&G        Deco      Turn-Matic    Total
         Elimination of cash and equity investments
           not acquired.................................     $    --      $(12,813)  $    --    $(12,813)
         Elimination of receivable from former
           shareholder..................................          --            --      (249)       (249)
         Increase in property, plant and equipment to
           estimated fair value.........................       2,016         3,590       747       6,353
         Estimated goodwill.............................      22,398        40,368    10,162      72,928
         Elimination of other long-term assets
           not acquired.................................          --            --      (306)       (306)
                                                             -------      --------   -------    --------
                                                             $24,414      $ 31,145   $10,354    $ 65,913
                                                             =======      ========   =======    ========

         Increase in accrued liabilities...............      $   500      $    805   $   100    $  1,405
         Note proceeds used to finance acquisitions....       27,253        54,850    17,471      99,574
         Increase in deferred tax liability for fair
           value write-up of property and equipment....           --            --       254         254
         Elimination of historical shareholders'
           equity as a result of purchase accounting...       (3,339)      (24,510)   (7,471)    (35,320)
                                                             -------      --------   -------     -------
                                                             $24,414      $ 31,145   $10,354     $65,913
                                                             =======      ========   =======     =======


(4) Retirement of existing debt is derived from the following:


                                               Newcor          MT&G        Deco    Turn-Matic        Total
           Current                            $    --         $4,252     $  --       $  541  (a)  $   4,793
           Long-term                           17,000          3,428        --        2,040  (a)     22,468
                                              -------         ------     -----       ------       ---------
                                              $17,000         $7,680 (b) $  --       $2,581  (a)   $ 27,261
                                              =======         ======     =====       ======        ========

           (a)  Assumed repaid from available Turn-Matic cash.

           (b) The $7,680 retirement of existing debt at September 30, 1997 is before application of a $2,483 cash deposit (included in prepaid expenses in MT&G's balance sheet) that was returned upon Newcor's conversion of certain of MT&G's capital equipment to an operating lease.

(5) Reflects the issuance of the Notes.

                              INDEX TO EXHIBITS


EXHIBIT NO.                     DESCRIPTION
-----------                     -----------
   1.                           Purchase Agreement dated February 27, 1998 among the Company, the subsidiary guarantors (as defined therein), and the initial purchasers of the Notes

   4.(a)                        Indenture dated as of March 4, 1998 between the Company, the subsidiary guarantors (as defined therein), and First Trust National Association as trustee, relating to the Notes (including forms of
                                Notes).

   4.(b)                        A/B Exchange Registration Rights Agreement dated as of March 4, 1998 between the Company, the subsidiary guarantors (as defined therein), and the initial purchasers of the Notes.


   10.(a)                       Stock Purchase Agreement between Stephen Grand, Individually and as Trustee of the Stephen Grand
                                Revocable Trust dated July 5, 1979 and the Stephen M. Grand Property Trust dated January 22, 1992 and Newcor, Inc. dated December 9, 1997 incorporated herein by reference from Exhibit 10(l) to report on Form 10-K for the fiscal year ended October 31, 1997 (Commission file no. 1-5985).

   10.(b)                       Amendment to Stock Purchase Agreement between Stephen Grand,
                                Individually and as Trustee of the Stephen Grand Revocable Trust
                                dated July 5, 1979 and the Stephen M. Grand Property Trust dated
                                January 22, 1992 and Newcor, Inc., dated March 4, 1998.

   10.(c)                       Stock Purchase Agreement by and among each of the Shareholders of Turn-matic, Inc. and Newcor, Inc.
                                dated January 16, 1998 incorporated herein by reference from Exhibit 10(m) to report on Form 10-K for the fiscal year ended October 31, 1997 (Commission file no. 1-5985).

   10.(d)                       Employment Agreement with Keith Hale dated March 4, 1998.


   99.(a)                       Press release dated February 27, 1998 announcing that the Company has entered into an agreement to privately place $125 million principal amount of its 9.875% Senior Subordinated Notes due 2008.


   99.(b)                       Press release dated March 5, 1998 announcing the completion of the Deco and Turn-Matic acquistions, and the financing of those transactions and MT&G.
